EXHIBIT 23.2

                                  [LETTERHEAD]


Board of Directors
FALCON NATURAL GAS CORP.
Houston, Texas 77042



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the use of our report dated March 28, 2005, on the financial statements of Falcon Natural Gas Corp. as of December 31, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Amendment No. 2 Registration Statement filed with the Securities and Exchange Commission.



                                                 /s/ Williams & Webster, P.S.
                                                 ----------------------------
                                                 Williams & Webster, P.S.
                                                 Spokane, Washington

                                                 January 31, 2006